Exhibit 10.29

FINAL FORM

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2023, by and between Lotus Technology Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Issuer”), and the undersigned subscriber (the “Investor”). Capitalized terms used and not defined in this Subscription Agreement have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, this Subscription Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of January 31, 2023 (as may be amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”), by and among the Issuer, L Catterton Asia Acquisition Corp, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), Lotus Temp Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct wholly owned subsidiary of the Issuer (“Merger Sub 1”), and Lotus EV Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct wholly owned subsidiary of the Issuer (“Merger Sub 2”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things, (a) Merger Sub 1 will merge with and into SPAC (the “First Merger”), with SPAC as the surviving company in the First Merger and, after giving effect to the First Merger, becoming a wholly owned subsidiary of the Issuer, and (b) SPAC will merge with and into Merger Sub 2 (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Transaction Agreement, the “Transaction”), with Merger Sub 2 as the surviving company in the Second Merger and, after giving effect to the Second Merger, becoming a wholly owned subsidiary of the Issuer; and

WHEREAS, in connection with the Transaction, the Investor desires to subscribe for and purchase, prior to the closing of the Transaction but following the consummation of the Recapitalization (as defined in the Transaction Agreement), such number of ordinary shares in the Issuer, par value $0.00001 per share (the “Shares”) set forth on opposite such Investor’s name on Schedule I hereto for a purchase price of $10.00 per share (the “Per Share Purchase Price”), for the aggregate purchase price set forth opposite such Investor’s name on Schedule I hereto (the “Subscription Amount”), and the Issuer desires to issue and sell to the Investor the Shares in consideration of the payment of the Subscription Amount therefor by or on behalf of the Investor to the Issuer, all on the terms and conditions set forth herein.

WHEREAS, in connection with the Transaction, the Issuer is entering into separate subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other PIPE Investors,” together with the Investor, collectively, the “PIPE Investors”), pursuant to which the Other PIPE Investors will agree to subscribe for and purchase in cash, and the Issuer will agree to issue and sell to the Other PIPE Investors, on the Closing Date, Shares at the Per Share Purchase Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer, and the Issuer hereby agrees to issue and sell to the Investor, the Shares, on the terms and subject to the conditions provided for herein.

2.	Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) and be conditioned upon the substantially concurrent consummation of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof. Upon delivery of written notice from (or on behalf of) the Issuer to the Investor (the “Closing Notice”) that the Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to the Issuer, three (3) business days prior to the expected closing date specified in the Closing Notice, the Subscription Amount by wire transfer of U.S. dollars in immediately available funds to the account in an escrow bank specified by the Issuer in the Closing Notice, to be held in escrow until the First Merger Effective Time. As soon as practicable following, but not later than one (1) business day after the Closing Date, the Issuer shall (i) issue the Shares to the Investor, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and subsequently cause the Shares to be registered in book-entry form in the name of the Investor on the Issuer’s register of members and (ii) provide to the Investor evidence of such issuance from the Issuer’s transfer agent (the “Transfer Agent”). For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands, Hong Kong SAR and People’s Republic of China (excluding, for the purposes of this Agreement only, Hong Kong SAR, Macau SAR and Taiwan, “PRC”), are authorized or required by law to close. If the Closing does not occur within ten (10) business days following the expected closing date specified in the Closing Notice, unless otherwise agreed to in writing by the Issuer and the Investor, the Issuer shall promptly (but not later than two (2) business days thereafter) cause the return of the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled (to the extent the Shares are issued); provided that unless this Subscription Agreement has been terminated pursuant to Section 6, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon delivery by the Issuer of a subsequent Closing Notice in accordance with the terms of this Section 2. Prior to or on the Closing Date, the Investor shall deliver to the Issuer any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

3.	Conditions to Closing

3.1	Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)	Closing of the Transaction. All conditions precedent to effect the closing of the Transaction shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the closing of the Transaction but subject to satisfaction or waiver thereof).

(b)	Representations and Warranties Correct. The representations and warranties made by the Investor in Section 4.2 shall be true and correct in all material aspects as of the Closing Date other than (i) such representations and warranties qualified by materiality or similar qualification, which shall be true and correct in all respects as of the Closing Date and (ii) such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or similar qualification, in all respects) as of such date.

(c)	Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement.

(d)	Performance and Compliance under Subscription Agreement. The Investor shall have wired the Subscription Amount in accordance with Section 2 of this Subscription Agreement and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Investor to consummate the Closing.

(e)	ODI Approval. All of the consents from, and filings and/or registrations with, applicable governmental authority as required by applicable PRC laws for the Investor’s outbound direct investment in the Issuer shall have been duly obtained and completed.

3.2	Conditions to Closing of the Investor. The Investor’s obligation to subscribe for and purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)	Closing of the Transaction. All conditions precedent to effect the Transaction shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the closing of the Transaction but subject to satisfaction or waiver thereof).

(b)	Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 4.1 shall be true and correct in all material aspects as of the Closing Date other than (i) such representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (ii) such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, in all respects) as of such date.

(c)	Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement.

(d)	Performance and Compliance under Subscription Agreement. The Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

(e)	Transaction Agreement. The terms of the Transaction Agreement (including the conditions thereto) shall not have been amended or waived in a manner that materially and adversely affect the economic benefits the Investor reasonably expects to receive under this Subscription Agreement.

(f)	ODI Approval. All of the consents from, and filings and/or registrations with, applicable governmental authority as required by applicable PRC laws for the Investor’s outbound direct investment in the Issuer shall have been duly obtained and completed.

4.	Representations, Warranties and Agreements.

4.1	Issuer’s Representations, Warranties and Agreements. The Issuer hereby represents and warrants to the Investor as follows:

(a)	The Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	At the Closing, subject to the receipt of the Subscription Amount in accordance with the terms of this Subscription Agreement and registration on the Issuer’s register of members, the Shares will be duly authorized, validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as in effect at such time of issuance) or the laws of the Cayman Islands.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Investor, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)	The issuance and sale of the Shares and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect.

(e)	Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4.2, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Shares by the Issuer to the Investor.

(f)	Neither the Issuer nor anyone acting on its behalf has offered the Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the PIPE Investors and other Institutional Accredited Investors, each of which has been offered the Shares at a private sale for investment. “Institutional Accredited Investor” means an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

(g)	None of the Issuer nor any of its affiliates has offered the Shares or any similar securities during the six months prior to the date hereof to anyone other than the PIPE Investors. The Issuer has no intention to offer the Shares or any similar security during the six months from the date hereof (which, for the avoidance of doubt, does not include the offer or issuance of the Shares to any PIPE Investors in accordance with the applicable Subscription Agreements).

(h)	Neither the Issuer nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (ii) any website posting or widely distributed e-mail; or (iii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(i)	Other than Credit Suisse Securities (USA) LLC (“Credit Suisse”) or Deutsche Bank AG, Hong Kong Branch (together with Credit Suisse, the “Placement Agents”), the Issuer has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares and the transactions contemplated by this Subscription Agreement (the “Subscription”) and the other Subscription Agreements, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with such transactions other than to the Placement Agents. Neither the Issuer nor any of its affiliates nor any other person acting on its behalf (other than its officers acting in such capacity) has solicited offers for, or offered or sold, the Shares through any broker, finder, commission agent, placement agent or arranger other than the Placement Agents.

4.2	Investor’s Representations, Warranties and Agreements. The Investor hereby represents and warrants to the Issuer and acknowledges as follows:

(a)	The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule II, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws (and shall provide the requested information on Schedule II). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The information provided by Investor on Schedule II is true and correct in all respects. The purchase of the Shares by the Investor has not been solicited by or through anyone other than the Issuer or the Placement Agents.

(b)	The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and, that the Shares have not been registered under the Securities Act and the Issuer is not required to register the Shares except as set forth in Section 5. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions. The Investor further represents and warrants that it will not sell, transfer or otherwise dispose of the Shares or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act, and that any certificates representing the Shares shall contain a restrictive legend to the following effect:

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A SUBSCRIPTION AGREEMENT, DATED [●]. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

(c)	The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(d)	The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in Section 4.1 of this Subscription Agreement.

(e)	The Investor acknowledges and agrees that the Investor has (i) received, reviewed and understood the offering materials made available to it in connection with the Subscription, (ii) had the opportunity to ask questions of and receive answers from the Issuer directly and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense, and (iii) conducted and completed its own independent due diligence with respect to the Subscription. Except for the representations, warranties and agreements of the Issuer expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Subscription, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(f)	The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor, on one hand, and the Issuer or a representative of the Issuer, on the other hand, and the Shares were offered to the Investor solely by such direct contact. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 4.1 of this Subscription Agreement, in making its investment or decision to invest in the Issuer.

(g)	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Issuer’s and SPAC’s respective filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares.

(h)	Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

(i)	The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(j)	The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)	The Investor has been duly formed or incorporated and is validly existing and, where such concept is recognized, in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l)	The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)	Neither the Investor, nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Specially Designated Nationals and Blocked Persons List administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC Sanctions program, or any similar list of sanctioned persons administered by the European Union, United Nations Security Council, Switzerland or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly, owned or controlled by, or acting on behalf of, one or more persons that are named on the Sanctions Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea, the so-called Donetsk and Luhansk People’s Republic region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union, United Nations Security Council, Switzerland or the United Kingdom, or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by the United States, the European Union and the United Kingdom. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n)	If the Investor is or is acting on behalf of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986 (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Investor represents and warrants that (i) none of the Issuer or any of its affiliates (the “Transaction Parties”) has provided investment advice or otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o)	Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Investor with the SEC with respect to the beneficial ownership of SPAC’s ordinary shares prior to the date hereof (if applicable), the Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acting for the purpose of acquiring, holding or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(p)	The Investor has or has commitments to have and, when required to deliver payment to the Issuer pursuant to Section 2, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(q)	The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or end of day short sale positions with respect to the securities of SPAC.

(r)	No broker, finder or other financial consultant is acting on the Investor’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of the Issuer for the payment of any fees, costs, expenses or commissions.

(s)	The Investor agrees that, from the date of this Subscription Agreement until the Closing Date (or earlier termination of this Subscription Agreement), none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales (as defined below) with respect to securities of the Issuer or SPAC. For purpose of this Section 4.2(s), “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) the restrictions in this Section 4.2(s) shall not apply to any sale of securities of the Issuer or SPAC (A) held by the Investor or any person or entity acting on behalf of the Investor prior to the execution of this Subscription Agreement or (B) purchased by the Investor or any person or entity acting on behalf of the Investor in an open market transaction after the execution of this Subscription Agreement. Further, notwithstanding the foregoing, (ii) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s subscription of the Shares (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (iii) in the case of an Investor that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Section 4.2(s) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement (the “Investing Portfolio Manager”) and other portfolio managers or desks who have direct knowledge of the investment decisions made by the Investing Portfolio Manager.

5.	Registration Rights

5.1	The Issuer agrees that, within [thirty (30)] / [forty five (45)] calendar days after the Closing Date, it will file with the SEC (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Issuer’s obligations to include such shares in the Registration Statement are contingent upon Investor furnishing in writing to the Issuer such information regarding Investor, the securities of the Issuer beneficially owned by Investor and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Investor shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder.

5.2	The Issuer agrees to, except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to cause such Registration Statement, or another shelf registration statement that includes the Shares to be issued pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”).

5.3	Prior to the End Date, the Issuer will use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. The Investor agrees to disclose its ownership to the Issuer upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) of Section 5.2 above. The Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 at such time after the Issuer becomes eligible to use such Form F-3. The Investor acknowledges and agrees that the Issuer may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act.

5.4	Notwithstanding the foregoing, if the SEC prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered shall be reduced (a) firstly, pro rata among all the selling shareholders other than the PIPE Investors; and (b) secondly, only if the number of Shares to be registered for the selling shareholders other than the PIPE Investors has been reduced to zero, pro rata among the PIPE Investors, and the Issuer shall use its commercially reasonable efforts to file with the SEC, as promptly as practicable and as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.

5.5	Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if (a) the use of the Registration Statement would require the inclusion of financial statements that are unavailable for reasons beyond the Issuer’s control, (b) the Issuer determines that in order for the Registration Statement to not contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Issuer reasonably believes would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales; provided, for the avoidance of doubt, that the Issuer shall not include any material non-public information in any such written notice. If so directed by the Issuer, the Investor will deliver to the Issuer or destroy all copies of the prospectus covering the Shares in the Investor’s possession.

5.6	Indemnification.

(a)	The Issuer agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of the Investor expressly for use therein or such Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5.6(a) shall not apply to amounts paid by the Investor in settlement of any losses, claims, damages, liabilities or out-of-pocket expenses if such settlement is effected without the consent of the Issuer. In no event shall the liability of the Issuer be greater in amount than the dollar amount received by the Issuer under this Subscription Amount.

(b)	In connection with any Registration Statement in which an Investor is participating, the Investor agrees to indemnify and hold harmless the Issuer, its directors and officers and agents and each person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained (or not contained, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any Other PIPE Investor and in no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(c)	Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel it elects in its sole discretion. If such defense is assumed, the indemnifying party will not be liable to the indemnified party for any legal or other expenses incurred by the indemnified party and shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)	The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(e)	If the indemnification provided under this Section 5.6(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.6(e) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 5.6(e) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

6.	Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, and (c) March 15, 2024; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall notify the Investor in writing of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by the Investor to the Issuer in connection herewith shall be promptly (and in any event within two (2) business days after such termination) returned to the Investor.

7.	Miscellaneous.

7.1	Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the Issuer, other than (a) an assignment to any fund or account managed by the same investment manager as the Investor or by a controlled affiliate (as defined in Rule 12b-2 of the Exchange Act) thereof, and (b) an assignment of the Investor’s rights under Section 5 to an assignee or transferee of the Shares; provided that prior to such assignment or transfer any such assignee or transferee shall agree in writing to be bound by the terms hereof, and, if the Issuer so requests, any such assignee or transferee shall deliver to the Issuer an opinion of counsel in form and substance reasonably satisfactory to the Issuer to the effect that registration under the Securities Act is not required in connection with such assignment; provided, further, that no assignment pursuant to the foregoing terms shall relieve the Investor of its obligations hereunder.

7.2	Additional Information. The Issuer may request from Investor such additional information as is necessary for SPAC or the Issuer, as applicable, to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange or the Financial Industry Regulatory Authority, and Investor shall provide such information; provided that, subject to Section 5.5, the Issuer shall keep any such information provided by the Investor confidential except (a) as necessary to include in any registration statement the Issuer is required to file hereunder, (b) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (c) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed or the Issuer’s securities will be listed for trading. The Investor acknowledges that SPAC and/or the Issuer may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of SPAC or the Issuer, as applicable. The Issuer may request from the Investor such additional information as the Issuer may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available. The Investor acknowledges and agrees that if it does not provide the Issuer with such requested information, the Issuer may not be able to register the Investor’s Shares for resale pursuant to Section 5 hereof.

7.3	Further Assurances.

(a)	The Investor acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule II hereto. Prior to the Closing, the Investor agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, covenants representations and warranties made by the Investor set forth herein are no longer accurate in all material respects.

(b)	The Issuer acknowledges that the Investor will rely on the acknowledgements, understandings, agreements, covenants, representations and warranties of the Issuer contained in this Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify the Investor if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by the Issuer set forth herein are no longer accurate in all material respects.

(c)	The Issuer is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) with respect to the matters covered hereby.

(d)	The Investor acknowledges and agrees that none of the other parties to the Transaction Agreement (other than the Issuer) or any Non-Party Affiliate, shall have any liability (including in contract, tort, under federal or state securities laws or otherwise) to the Investor pursuant to this Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer or any Non-Party Affiliate concerning the Issuer, any of its controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer or any of the Issuer’s controlled affiliates or any family member of the foregoing.

7.4	Survival of Representations and Warranties. All of the agreements, representations and warranties contained in this Subscription Agreement shall survive the Closing.

7.5	Modifications and Amendments. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 6 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

7.6	Entire Agreement. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 5.6 and Section 7.3(a), with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

7.7	Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

7.8	Severability. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.9	Transaction Expenses. Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

7.10	Counterparts. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

7.11	Remedies. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. The parties hereto further acknowledge that the existence of any other remedy contemplated by this Subscription Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto further agrees that in the event of any action by the other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

7.12	Adjustment of Number of Shares. If any change in the number, type or classes of authorized shares of the Issuer (including the Shares), shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

7.13	Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

7.14	Consent to Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force at the time of commencement of the arbitration. The seat of arbitration shall be Hong Kong. There shall be three arbitrators. The claimant and respondent shall each nominate one (1) arbitrator and the third arbitrator shall be appointed by the HKIAC. The arbitration proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

7.15	Notice. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to the Issuer.

(a)	if to the Investor, to such address or addresses set forth on the signature page hereto;

(b)	if to the Issuer, to:

Lotus Technology Inc.

No. 800 Century Avenue
Pudong District

Shanghai 200120, People’s Republic of China

Attention: Alexious Lee, Chief Financial Officer

Email: [●]

with a required copy (which will not constitute notice) to:

[●]

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:

[INVESTOR]

By:
Name:
Title:

Name in which Shares are to be registered (if different):

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Investor must pay the Subscription Amount by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Issuer has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

LOTUS TECHNOLOGY INC.

By:

Name:
Title:

SCHEDULE I

PARTICULARS OF SUBSCRIPTION

Investor Name	Number of Shares subscribed for	Subscription Amount
[●]	The number of the Shares subscribed for by the Investor shall be equal to the quotient obtained by dividing (a) the Subscription Amount by (b) US$10.00.	The Subscription Amount to be paid by the Investor shall be equal to [●], converted into U.S. dollars using the exchange rate as of the date of payment of such Subscription Amount by the Investor to the escrow account.

SCHEDULE II

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.            ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.            ☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.            ☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

Investor is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Investor (Please check the applicable subparagraphs):

☐            Investor is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Investor and:

☐            is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐            is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐            is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐            is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐            is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐            is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐            is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐            is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐            is an investment adviser registered under the Investment Advisers Act; or

☐           any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed above;

☐            Investor is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Investor;

☐            Investor is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐            Investor is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Investor or are part of such family of investment companies;

[1]	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided, that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

☐            Investor is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐            Investor is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Investor and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an institutional “accredited investor.”

☐            Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐            Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐            Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐            Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐            Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐            Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐            Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐            Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐            Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐            Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐            Any entity in which all of the equity owners are “accredited investors” under Rule 501(a) under the Securities Act; or

☐            Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.